EXHIBIT 10.2

ORION ENERGY SYSTEMS, INC.

2210 Woodland Drive

Manitowoc, Wisconsin 54220

July 31, 2025

Confidential

Ms. Kathleen M. Connors Final Frontier, LLC

P.O. Box 2086

Andover, Massachusetts 01810 Email: [***]

Re: Earn Out Term Sheet Amendment Dear Kat:

Reference is hereby made to that certain binding Proposed Voltrek Earn-Out Payment Term Sheet,

dated June 23, 2025, among Orion Energy Systems, Inc., a Wisconsin corporation (“Company”), Final Frontier, LLC, a Massachusetts limited liability company (“Final Frontier”), and you (“Term Sheet”), pursuant to which the parties mutually agreed upon certain terms and conditions of the Company’s to-be- determined earn-out obligations owed to Final Frontier pursuant to the Membership Interest Purchase Agreement dated effective as of October 5, 2022.

By signing below, we mutually agree that the first sentence of Section 1 of the Term Sheet shall be amended and restated in its entirety as follows: “Company will pay Final Frontier $875,000 (“FY24 Earn- Out Payment”) in cash as follows: $500,000 on August 1, 2025 and $375,000 on September 3, 2025 in full payment of the Company’s fiscal 2024 earn-out obligation.”

Except as specifically amended and restated above, the Term Sheet otherwise remains in full force and effect.

Very truly yours

ORION ENERGY SYSTEMS, INC.

By: /s/ Per Brodin

Per Brodin

Chief Financial Officer Accepted and agreed as of the date first written above:

FINAL FRONTIER, LLC

By: /s/ Kathleen M. Conners

Kathleen M. Conners,

Manager

/s/ Kathleen M. Conners

Kathleen M. Conners, individually